                            TRAVELERS VARIABLE LIFE
                         ILLUSTRATION SAMPLE CALCULATION
                                    EXHIBIT 6


ILLUSTRATED CONTRACT INSURED


     Male age 40 preferred nonsmoker
     $410,000 Face Amount with Death Benefit Option 1
     $8,000.00 planned annual premium paid annually on the policy anniversary

     10% Hypothetical Gross Annual Investment Option Return
     Current Cost-of-Insurance Rates


POLICY VALUE

         ENDING      [Beginning Policy Value + Net Premium - Monthly Deduction
         POLICY  =   - COI Deduction ]  X  Net Investment Factor
         VALUE

                 =   [ $31,718.69 + $7,600.00 - $0.00 - $74.42 ] X 1.006627967
                 =   $39,504.37


         Derivation of Investment Option Return:  9.10%

                                 Gross Investment Option Rate of Return:  10.00%
                           LESS  Assumed Asset Charges: *                  0.90%
                                                                          ------
                                                                           9.10%


* Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.


     PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

     NET PREMIUM  =  Gross Premium  LESS   Premium Expense Charge
                  =         $8,000  LESS   $8,000.00 x 5.00%
                  =         $7,600

     I)   Premium Expense Charge equals 5.00% of Gross premiums received.

          MONTHLY
          DEDUCTION  =  Policy Fee + Administrative Expense Charge
                     =  $0.00  +  $0.00
                     =  $0.00

     II)  Policy Fee for this example is $0.00

     III) Administrative Expense Charge is $0.00 monthly per $1,000 of Face

          Administrative Expense Charge  =  $0.00

     COI
     DEDUCTION    =  Net Amount at Risk  X  COI Rate
                  =  $369,343.46         X  0.00020150000
                  =  $74.42

     IV)  The Currect monthly Cost-of-Insurance rate is 0.00020150000

          Subtotal 1     =  Beginning Policy Value                     PLUS
                            Net Premium                                LESS
                            Monthly Deduction

                         =  $31,718.69  PLUS
                            $7,600.00  LESS
                            $0.00

                         =  $39,318.69

          Subtotal 2     =  Corridor Percentage  X  Subtotal 1
                         =  2.22  X  $31,718.69
                         =  $70,415.48

          Minimum
          Death          =  The greater of Subtotal 2 and the Face Amount
          Benefit
                         =  The greater of $70,415.48 and $410,000.00

                         =  $410,000.00

          Net Amount     =  Minimum Death Benefit / 1.0032737          LESS
          at Risk           Subtotal 1

                         =  $408,662.15  LESS
                            $39,318.69

                         =  $369,343.46

NET INVESTMENT FACTOR

     The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation Date). The period between successive Valuation Dates is called a Valuation Period.

     We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:


     A is: 1. The net asset value per share of Fund held in the Investment Option as of the Valuation Date; PLUS

             2. The per share amount of any dividend or capital gain distribution on shares of the fund held by the Investment Option if the ex-dividend date of the Valuation period just ended; PLUS or MINUS

             3. A per-share charge or credit, as we may determine on the Valuation Date for tax reserves; and

     B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date ; PLUS or MINUS

             2. The per-share unit charge or credit for tax reserves as of the end of the last prior Valuation Date; and

     C is the applicable Investment Optiuon deduction for the Valuation Period.

     For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:


     V)   The currect year Mortality and Expense (M&E) charge is 0.85%


          Net
          Investment  =  [ 1 + Investment Option Return -
          Factor         Current Year M&E Charge ] (1/12)

                      =  [ 1 + 9.1% - 0.85% ]/\(1/12)

                      =  1.006627967

                            TRAVELERS VARIABLE LIFE
                         ILLUSTRATION SAMPLE CALCULATION
                                    EXHIBIT 6

     The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                           BEGINNING                                                         NET         ENDING
POLICY      POLICY          POLICY            NET            MONTHLY          COI        INVESTMENT      POLICY
 YEAR       MONTH            VALUE          PREMIUM         DEDUCTION      DEDUCTION       FACTOR         VALUE
------      ------         ---------        -------         ---------      ---------    -----------     ---------
  5            1           31,718.69         $7,600            0.00           74.42     1.006627967     39,504.37
  5            2           39,504.37             $0            0.00           74.39     1.006627967     39,691.33
  5            3           39,691.33             $0            0.00           74.35     1.006627967     39,879.56
  5            4           39,879.56             $0            0.00           74.31     1.006627967     40,069.08
  5            5           40,069.08             $0            0.00           74.27     1.006627967     40,259.89
  5            6           40,259.89             $0            0.00           74.23     1.006627967     40,452.01
  5            7           40,452.01             $0            0.00           74.19     1.006627967     40,645.44
  5            8           40,645.44             $0            0.00           74.16     1.006627967     40,840.19
  5            9           40,840.19             $0            0.00           74.12     1.006627967     41,036.27
  5           10           41,036.27             $0            0.00           74.08     1.006627967     41,233.68
  5           11           41,233.68             $0            0.00           74.04     1.006627967     41,432.45
  5           12           41,432.45             $0            0.00           74.00     1.006627967     41,632.58


SURRENDER VALUE

     Surrender Charges depend on the Face Amount of the Policy and on the insured's age at issue.


     Surrender       Surrender         Initial
     Charge       =  Charge per        Face
                     $1,000 of      x  Amount
                     Face Amount       per $1,000

                  =  $3.41          x  $410

                  =  $1,398.10

     Surrender       Ending Policy     Surrender
     Value        =  Value          -  Charge

                  =  $41,632.58     -  $1,398.10

                  =  $40,234.48


DEATH BENEFITS

     For death benefit option 1, the death benefit equals the greater of:

          a)   Face amount on the date of death, or

          b) The percentage of the policy value shown in compliance with Federal Law Provisions

     For our example, the percentage of the policy value in compliance with Federal Law Provisions is 222%.

     Death
     Benefit at  =  The greater of (222% x End of Year Policy Value)
     the End of     or $410,000.00
     Year 5
                 =  The greater of $92,424.32 or $410,000.00

                 =  $410,000

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

     Monthly Cost-of-Insurance rates vary by policy year.

     M&E charge declines to 0.20% in policy years 16 and after.

     Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 after year 10 is $0. The rates for the 40 year old illustrated are outlined as follows:


             Surrender                      Surrender
Policy        Charge          Policy         Charge
 Year       Per $1,000         Year        Per $1,000
-----       ----------        ------       ----------
  1           $5.69              6           $2.85
  2           $5.12              7           $2.28
  3           $4.55              8           $1.71
  4           $3.98              9           $1.14
  5           $3.41             10           $0.57


     Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.